Exhibit 99.1

Contact:

Michael G. McAuley

Senior Vice President, Chief Financial Officer and Treasurer

(412) 429-2472

mmcauley@ampcopgh.com

FOR IMMEDIATE RELEASE

CARNEGIE, PA

March 16, 2022

Ampco-Pittsburgh Corporation (NYSE: AP) Announces Fourth Quarter and Full Year 2021 Results

•	Full-year backlog growth of 19% with Forged Engineered Products backlog up 319%

•	Full-year sales growth of 5%

•	Price increase actions completed to address inflationary cost pressures

•	Non-cash asbestos-related revaluation charge of $6.7 million pre-tax

Carnegie, PA, March 16, 2022 – Ampco-Pittsburgh Corporation (NYSE: AP) reported net sales of $84.5 million and $344.9 million for the three and twelve months ended December 31, 2021, compared to $87.0 million and $328.5 million for the three and twelve months ended December 31, 2020, respectively. Full year 2021 sales exceeded the prior year by 5%, principally due to higher demand from the steel distribution and oil and gas markets for forged engineered products. The decrease in sales for the three months ended December 31, 2021, compared to prior year is attributable to the Air and Liquid Processing segment, which was impacted by customer-requested deferrals and delays in receiving required components.

CEO Brett McBrayer commented, “We are pleased with the continuing improvement in our backlog, a 19% increase from a year ago. Inflationary cost pressures, however, contributed significantly to our disappointing fourth quarter results. In October and November, we announced major price increase actions for rolls and forged engineered products which are now implemented. We raised base prices and expanded surcharge coverage beyond raw materials to include relevant energy and transportation costs. We expect these actions will begin to restore margins during Q1 2022 with a full benefit expected by Q2 2022. During the quarter, we also took additional steps to reduce our long-term cost structure which will contribute further to improving our operating results.”

The Corporation reported a loss from operations for the three and twelve months ended December 31, 2021, of $12.6 million and $13.6 million, respectively, which included a $6.7 million Asbestos-Related Charge resulting from a revaluation of the asbestos liabilities and the asbestos-related insurance receivables and Reorganization-Related Costs of $1.4 million and $1.6 million, respectively, for the quarter and full year, to reduce the Corporation’s long-term cost structure. By comparison, the Corporation reported income from operations of $2.0 million and $6.4 million for the three and twelve months ended December 31, 2020, respectively.

The current year operating results, when compared to the same periods of the prior year, were negatively impacted primarily by significantly higher costs of raw materials, energy and other operating costs and higher maintenance spending associated with extended machine outages offset, in part, by improved cost absorption resulting from higher production levels. Additionally, the 2020 full-year operating results included $0.8 million of proceeds received from a previous-year insurance claim (the “Proceeds from Business Interruption Insurance Claim”) and a smaller Asbestos-Related Charge of $0.3 million associated with the potential insolvency of an asbestos-related insurance carrier.

Excluding the Asbestos-Related Charge for each of the years, the Reorganization-Related Costs and the Proceeds from Business Interruption Insurance Claim, the adjusted loss from operations, which is not based on U.S. generally accepted accounting principles (“GAAP”), was $4.6 million and $5.4 million for the three and twelve months ended December 31, 2021, respectively, in comparison to adjusted income from operations of $2.3 million and $6.0 million for the three and twelve months ended December 31, 2020, respectively. A reconciliation of these GAAP to non-GAAP results is provided below under “Non-GAAP Financial Measures Reconciliation Schedule.”

Net loss for the three and twelve months ended December 31, 2021, was $12.3 million, or $0.65 per common share, and $12.7 million, or $0.67 per common share, respectively. By comparison, the Corporation reported net income for the three and twelve months ended December 31, 2020, of $2.2 million, or $0.12 per common share, and $8.0 million, or $0.56 per common share, respectively. Results for 2021 included the Asbestos-Related Charge and the Reorganization-Related Charge which combined to increase net loss by $8.1 million, or $0.42 per common share, and $8.3 million, or $0.44 per common share, for the three and twelve months ended December 31, 2021, respectively. The income tax benefit for the twelve months ended December 31, 2020, included a benefit of $3.5 million for the additional tax loss carryback provisions included in the CARES Act.

Segment Results

Forged and Cast Engineered Products

Sales for the three months ended December 31, 2021, were comparable to the same quarter of the prior year as higher sales of forged engineered products offset lower sales of mill rolls. Sales for the year improved 9% from the prior year primarily due to higher shipments of forged engineered products resulting from improved demand in the steel distribution and oil and gas markets, a higher volume of mill roll shipments, higher net pricing including pass-through surcharges, and a favorable effect from exchange rates. These positive impacts for the year were offset, in part, by a less favorable product sales mix.

Operating results for the three and twelve months ended December 31, 2021, declined compared to the prior year periods primarily due to higher raw materials, energy and other operating costs, net of surcharges passed through to customers, higher maintenance spending associated with extended machine outages, and less favorable product mix. These negative impacts for the quarter and full year were offset, in part, by improved cost absorption resulting from higher production levels.

Air and Liquid Processing

Sales for the three and twelve months ended December 31, 2021, declined when compared to the prior year periods. Sales of centrifugal pumps were affected by a lower volume of commercial pump shipments but benefited from a higher volume of shipments to the U.S. Navy. Sales of custom air handling units decreased for each of the periods when compared to the prior year because of timing. Shipments were temporarily delayed as a result of customer requests, and in-process orders were postponed due to delays in receiving required components as a result of supply chain issues. Operating income for the quarter and full year declined primarily due to the Asbestos-Related Charge in the current year. In addition, operating income for the current year periods were negatively impacted by the lower volume of shipments but benefited from changes in product mix and savings generated from process improvements.

Teleconference Access

Ampco-Pittsburgh Corporation will hold a conference call on Wednesday, March 16, 2022, at 10:30 a.m. Eastern Time (ET) to discuss its financial results for the fourth quarter and fiscal year ended December 31, 2021. The Corporation encourages participants to pre-register at any time, including up to and after the call start time via this link: https://dpregister.com/sreg/10164108/f19b689aa8. Those without internet access or unable to pre-register should dial in at least five minutes before the start time using:

•	Participant Dial-in (Toll Free): 1-844-308-3408

•	Participant International Dial-in: 1-412-317-5408

For those unable to listen to the live broadcast, a replay will be available one hour after the event concludes on the Corporation’s website under the Investors menu at www.ampcopgh.com.

About Ampco-Pittsburgh Corporation

Ampco-Pittsburgh Corporation manufactures and sells highly engineered, high-performance specialty metal products and customized equipment utilized by industry throughout the world. Through its operating subsidiary, Union Electric Steel Corporation, it is a leading producer of forged and cast rolls for the global steel and aluminum industries. It also manufactures open-die forged products that are sold principally to customers in the steel distribution market, oil and gas industry, and the aluminum and plastic extrusion industries. The Corporation is also a producer of air and liquid processing equipment, primarily custom-engineered finned tube heat exchange coils, large custom air handling systems and centrifugal pumps. It operates manufacturing facilities in the United States, England, Sweden, and Slovenia and participates in three operating joint ventures located in China. It has sales offices in North America, Asia, Europe, and the Middle East. Corporate headquarters is located in Carnegie, Pennsylvania.

Non-GAAP Financial Measures

The Corporation presents non-GAAP adjusted (loss) income from operations as a supplemental financial measure to GAAP financial measures regarding the Corporation’s operational performance. This non-GAAP financial measure excludes unusual items affecting comparability, as described more fully in the footnotes to the attached “Non-GAAP Financial Measures Reconciliation Schedule.” Non-GAAP adjusted (loss) income from operations is calculated as (loss) income from operations excluding the Asbestos-Related Charge, the Reorganization-Related Costs and the Proceeds from Business Interruption Insurance Claim for each of the years, as applicable. This non-GAAP financial measure is not based on any standardized methodology prescribed by accounting principles generally accepted in the United States of America and may not be comparable to similarly-titled measures presented by other companies.

The Corporation has presented non-GAAP adjusted (loss) income from operations because it is a key measure used by the Corporation’s management and Board of Directors to understand and evaluate the Corporation’s operating performance and to develop operational goals for managing its business. This non-GAAP financial measure excludes significant charges or credits, that are one-time charges or credits, unrelated to the Corporation’s ongoing results of operations or beyond its control. Additionally, a portion of the incentive and compensation arrangements for certain employees is based on the Corporation’s business performance. The Corporation believes this non-GAAP financial measure helps identify underlying trends in its business that could otherwise be masked by the effect of the items that it excludes from adjusted (loss) income from operations. In particular, the Corporation believes that the exclusion of the Asbestos-Related Charge, the Reorganization-Related Costs and the Proceeds from Business Interruption Insurance Claim can provide a useful measure for period-to-period comparisons of the Corporation’s core business performance. The Corporation also believes this non-GAAP financial measure provides useful information to management, shareholders and investors, and others in understanding and evaluating its operating results, enhancing the overall understanding of its past performance and future prospects and allowing for greater transparency with respect to key financial metrics used by the Corporation’s management in its financial and operational decision-making.

Adjusted (loss) income from operations is not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are limitations related to the use of adjusted (loss) income from operations rather than (loss) income from operations, which is the nearest GAAP equivalent. Among other things, there can be no assurance that additional expenses similar to the Asbestos-Related Charge and the Reorganization-Related Costs or additional benefits similar to the Proceeds from Business Interruption Insurance Claim will not occur in future periods. The adjustments reflected in adjusted (loss) income from operations are pre-tax.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a safe harbor for forward-looking statements made by us or on behalf of the Corporation. This press release may include, but is not limited to, statements about operating performance, trends and events that the Corporation expects or anticipates will occur in the future, statements about sales and production levels, restructurings, the impact from global pandemics (including COVID-19), profitability and anticipated expenses, inflation, the global supply chain, future proceeds from the exercise of outstanding warrants, and cash outflows. All statements in this document other than statements of historical fact are statements that are, or could be, deemed “forward-looking statements” within the meaning of the Act and words such as “may,” “will,” “intend,” “believe,” “expect,” “anticipate,” “estimate,” “project,” “forecast” and other terms of similar meaning that indicate future events and trends are also generally intended to identify forward-looking statements. Forward-looking statements speak only as of the date on which such statements are made, are not guarantees of future performance or expectations, and involve risks and uncertainties. For the Corporation, these risks and uncertainties include, but are not limited to cyclical demand for products and economic downturns; excess global capacity in the steel industry; fluctuations of the value of the U.S. dollar relative to other currencies; increases in commodity prices, reductions in electricity and natural gas supply or shortages of key production materials; limitations in availability of capital to fund our operations and strategic plan; inability to maintain adequate liquidity in order to meet our operating cash flow requirements, repay maturing debt and meet other financial obligations; inability to obtain necessary capital or financing on satisfactory terms in order to acquire capital expenditures that may be required to support our growth strategy; inoperability of certain equipment on which we rely; liability of our subsidiaries for claims alleging personal injury from exposure to asbestos-containing components historically used in certain products of our subsidiaries; changes in the existing regulatory environment; inability to successfully restructure our operations; consequences of global pandemics (including COVID-19); work stoppage or another industrial action on the part of any of our unions; inability to satisfy the continued listing requirements of the New York Stock Exchange or the NYSE American Exchange; potential attacks on information technology infrastructure and other cyber-based business disruptions; failure to maintain an effective system of internal controls; and those discussed more fully elsewhere in this report and in documents filed with the Securities and Exchange Commission by the Corporation, particularly in Item 1A, Risk Factors, in Part I of the Corporation’s latest Annual Report on Form 10-K, and Part II of the latest Quarterly Report on Form 10-Q. The Corporation cannot guarantee any future results, levels of activity, performance or achievements. In addition, there may be events in the future that the Corporation may not be able to predict accurately or control which may cause actual results to differ materially from expectations expressed or implied by forward-looking statements. Except as required by applicable law, the Corporation assumes no obligation, and disclaims any obligation, to update forward-looking statements whether as a result of new information, events or otherwise.

AMPCO-PITTSBURGH CORPORATION

FINANCIAL SUMMARY

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net sales	$84,507	$87,029	$344,920	$328,544

Costs of products sold (excl. depreciation and amortization)	74,628	67,909	287,639	257,513
Selling and administrative	11,460	12,068	45,998	45,542
Depreciation and amortization	4,362	4,712	17,877	18,575
Charge for asbestos-related costs	6,661	283	6,661	283
Loss on disposal of assets	27	54	361	185

Total operating expenses	97,138	85,026	358,536	322,098

(Loss) income from operations	(12,631)	2,003	(13,616)	6,446

Other income (expense):
Investment-related income	5	69	1,084	1,396
Interest expense	(927)	(886)	(3,599)	(4,114)
Other – net	1,608	2,462	6,302	4,972

Total other income – net	686	1,645	3,787	2,254

(Loss) income before income taxes	(11,945)	3,648	(9,829)	8,700
Income tax (provision) benefit	(261)	(1,179)	(2,305)	470

Net (loss) income	(12,206)	2,469	(12,134)	9,170
Less: Net income attributable to noncontrolling interest	130	277	561	1,200

Net (loss) income attributable to Ampco-Pittsburgh	$(12,336)	$2,192	$(12,695)	$7,970

Net (loss) income per share attributable to Ampco-Pittsburgh common shareholders:
Basic	$(0.65)	$0.12	$(0.67)	$0.56

Diluted	$(0.65)	$0.12	$(0.67)	$0.54

Weighted-average number of common shares outstanding:
Basic	19,095	18,312	18,953	14,272

Diluted	19,095	18,752	18,953	14,636

AMPCO-PITTSBURGH CORPORATION

SEGMENT INFORMATION

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net sales:
Forged and Cast Engineered Products	$64,646	$64,166	$260,204	$237,889
Air and Liquid Processing	19,861	22,863	84,716	90,655

Consolidated	$84,507	$87,029	$344,920	$328,544

(Loss) income from operations:
Forged and Cast Engineered Products	$(3,753)	$3,187	$(3,065)	$8,621
Air and Liquid Processing	(5,360)	2,442	1,905	10,133
Corporate costs	(3,518)	(3,626)	(12,456)	(12,308)

Consolidated	$(12,631)	$2,003	$(13,616)	$6,446

AMPCO-PITTSBURGH CORPORATION

NON-GAAP FINANCIAL MEASURES RECONCILIATION SCHEDULE

(in thousands)

As described under “Non-GAAP Financial Measures” above, the Corporation presents non-GAAP adjusted (loss) income from operations as a supplemental financial measure to GAAP financial measures. The following is a reconciliation of (loss) income from operations, the most directly comparable GAAP financial measure, to this non-GAAP financial measure for the three and twelve months ended December 31, 2021, and 2020:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
(Loss) income from operations, as reported (GAAP)	$(12,631)	$2,003	$(13,616)	$6,446
Asbestos-Related Charge (1)	6,661	283	6,661	283
Reorganization-Related Costs (2)	1,389	—	1,600	—
Proceeds from Business Interruption Insurance Claim (3)	—	—	—	(769)

(Loss) income from operations, as adjusted (Non-GAAP)	$(4,581)	$2,286	$(5,355)	$5,960

(1)

For 2021, represents a charge for changes in the estimated costs of pending and future asbestos claims, net of additional insurance recoveries. For 2020, represents a charge for the potential insolvency of an asbestos-related insurance carrier.

(2)

Represents severance costs associated with early-retirement incentives for two executive officers, employee terminations at one of the Corporation’s cast roll facilities and costs associated with the closing of a foreign sales office.

(3)	Represents business interruption insurance proceeds received for equipment outages that occurred in 2018.